Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273044

PROSPECTUS

OCEAN POWER TECHNOLOGIES, INC.

2,403,846 Shares of Common Stock

The selling stockholders identified in this prospectus (which term as used in this prospectus includes their respective partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest) may offer this common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on September 26, 2023 was $0.40 per share.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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ocean power technologies, Inc.

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to Ocean Power Technologies, Inc., and not the subsidiaries of Ocean Power Technologies, Inc.

Our solutions focus on three major service areas: Data as a Service (“DaaS”), which includes data collected by our Wave Adaptive Modular Vessel (WAM-V®) autonomous vehicles or our PowerBuoy® product lines; Power as a Service (“PaaS”), which includes our PowerBuoy® and subsea battery products; and our Strategic Consulting Services.

We provide ocean data collection and reporting, marine power, offshore communications, and Maritime Domain Awareness (“MDA”) products, integrated solutions, and consulting services. We offer our products and services to a wide range of customers, including those in government and offshore energy, oil and gas, construction, wind power and other industries. We are involved in the entire life cycle of product development, from product design through manufacturing, testing, deployment, maintenance and upgrades, while working closely with partners across our supply chain. We also work closely with our third party partners that provide us with, among other things, software, controls, sensors, integration services, and marine installation services. Our solutions enable technologies for autonomous, zero or low carbon emitting economical data collection and analysis. Our solutions also offer data collection and communication in ocean and other offshore environments and generate actionable intelligence via a variety of inputs. We then channel the information we collect, and other communications, through control equipment linked to edge computing and cloud hosting environments.

Our mission is to provide intelligent maritime solutions and services that enable more secure and more productive utilization of our oceans and waterways, provide clean energy power services, and offer sophisticated surface and subsea maritime domain awareness solutions. We achieve this through our proprietary, state-of-the-art technologies that are at the core of our clean and renewable energy platforms, and our solutions and services.

On November 15, 2021, we entered into a stock purchase agreement with the sellers named therein (the “Sellers”) pursuant to which we acquired from the Sellers all of the outstanding equity interest of Marine Advanced Robotics, Inc. (“MAR”). MAR is a Richmond, California based company that is the developer of Wave Adaptive Modular Vessel technology, which enables roaming capabilities for unmanned equipment in waters around the world. In consideration for the purchase, we paid $4,000,000 in cash to the Sellers and issued 3,330,162 shares of our common stock to the Sellers. Pursuant to registration rights that we granted under such stock purchase agreement, we previously filed a registration statement to register the resale of the 3,330,162 shares of our common stock that we issued to the Sellers. On June 29, 2023, we issued an additional 2,403,846 shares of our common stock to the Sellers and to certain employees of MAR pursuant to the earnout provisions of such stock purchase agreement, as well as additional shares related to performance bonuses for MAR employees, and further agreed to register the resale of such additional shares in the registration statement of which this prospectus forms a part. As such, the Sellers and those employees are the selling stockholder under this prospectus.

We were incorporated under the laws of the State of New Jersey in April 1984 and began commercial operations in 1994. On April 23, 2007, we reincorporated in the State of Delaware. Our principal executive offices are located at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey. Our telephone number is (609) 730-0400. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	our ability to develop, market and commercialize our products, and achieve and sustain profitability;

●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;

●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, and our operating performance;

●	our history of operating losses, which we expect to continue for at least the short term and possibly longer;

●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;

●	our ability to protect our intellectual property portfolio

●	the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers and personnel;

●	our ability to meet product development, manufacturing and customer delivery deadlines may be impacted by disruptions to our supply chain, primarily related to labor shortages and manufacturing and transportation delays both here in the U.S. and abroad;

●	our acquisitions and our ability to integrate them into our operations which may be unsuccessful or expose us to unforeseen liabilities, and may use significant resources;

●	our estimates regarding future expenses, revenues, and capital requirements;

●	our ability to identify and penetrate markets for our products, services, and solutions;

●	our ability to effectively respond to competition in our targeted markets

●	our ability to establish relationships with our existing and future strategic partners which may not be successful;

●	our ability to maintain the listing of our common stock on the NYSE American;

●	the reliability of our technology, products and solutions;

●	our ability to increase or more efficiently utilize the power available from our PowerBuoy® product line:

●	changes in current legislation, regulations and economic conditions that affect the demand for, or restrict the use of our products;

●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives; and

●	our ability to establish and maintain commercial profit margins.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.oceanpowertechnologies.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.oceanpowertechnologies.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

● our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on July 28, 2023 and our Annual Report on Form 10-K/A filed with the SEC on August 28, 2023 (File No. 001-33417);

● our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023, filed with the SEC on September 13, 2023 (File No. 001-33417);

● our Current Reports on Form 8-K, filed with the SEC on June 8, 2023, June 9, 2023, June 30, 2023, July 12, 2023, August 7, 2023, September 13, 2023 and September 14, 2023 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

● the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831

Attention: Chief Financial Officer

(609) 730-0400

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended April 30, 2023 and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the shares covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated. As discussed below, we issued on July 11, 2023 preferred stock purchase rights which are attached to our common stock in connection with our adoption of a Section 382 Tax Benefits Preservation Plan as described under Section 382 Tax Benefits Preservation Plan.

As of September 11, 2023, there were 58,787,578 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of September 11, 2023, there also were outstanding (i) options representing the right to purchase a total of 1,183,722 shares of common stock at a weighted average exercise price of approximately $1.86 per share, (ii) unvested restricted stock units representing the right to acquire a total of 1,972,828 shares of common stock, and (ii) warrants to purchase up to 4,195,180 shares of our common stock which are exercisable at a price of $3.85.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board of Directors approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

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Our Board of Directors takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer, our president or the Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting, as well as having met certain other requirements specified in the bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 382 Tax Benefits Preservation Plan

Our Board of Directors has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve our tax assets primarily associated with net operating loss carryforwards (“NOLs”) that could potentially be utilized in certain circumstances to offset our future taxable income and reduce its federal income tax liability.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” Our ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

Our tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect our NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of our common stock. This is accomplished by deterring any person or group from acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the Board. Our tax benefits preservation plan does not, however, block anyone from buying or selling our common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

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Under the terms of the tax benefits preservation plan, we distributed to our stockholders one preferred stock purchase right for each share of our common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with our common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of our outstanding common stock, without the approval of the Board, after the first public announcement by us of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of the Board, beneficial ownership of 4.99% or more of our outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held. Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable or transferable.

Stockholders who beneficially owned 4.99% or more of our outstanding common stock prior to the first public announcement by us of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by us) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of our common stock from the provisions of the tax benefits preservation plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2026. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by our Board that (i) the tax benefits preservation plan is no longer necessary for the preservation of our tax attributes, (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year), or (iii) prior to the time any person or group acquires 4.99% or more of our common stock, that the tax benefits preservation plan and the preferred stock purchase rights are no longer in the best interests of us and our stockholders. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board of Directors or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

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In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NYSE American.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NYSE American under the symbol “OPTT.”

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SELLING STOCKHOLDERS

The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of September 11, 2023. This prospectus covers the offering for resale from time to time of up to 2,403,846 shares owned by the selling stockholders. The shares of common stock were issued to the selling stockholders as part of the acquisition of MAR. As used in this prospectus, “selling stockholders” includes partners, pledgees, donees (including charitable organizations), assignees, transferees or other successors-in-interest selling shares received from a named selling stockholder after the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

●	the name of each selling stockholder;

●	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;

●	the number of our shares beneficially owned by such stockholder prior to the offering;

●	the number being offered for the stockholder’s account; and

●	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).

Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on the 58,787,578 shares of common stock that were outstanding as of September 11, 2023, unless otherwise stated in the footnotes to the table below. Other information about the selling stockholders may also change over time. The address of each selling stockholder is c/o Marine Advanced Robotics, Inc., 1301 S 46th Street, Building 300A, Richmond, CA 94804.

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Selling Stockholder	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which May be Sold in This	Common Stock Beneficially Owned After this Offering(1)
	Number	Percent	Offering	Number	Percent
Mark Gundersen	1,657,486	2.8%	911,535	745,951	1.3%
Isabella Conti and Ugo Conti Living Trust (2)	2,319,436	3.9%	849,086	1,470,350	2.5%
Masazumi Ishii	-	*	14,047	-	*
Pacific Premier Trust, Custodian FBO Mark Gunderson IRA (3)	60,755	*	22,241	38,514	*
Pierluigi Zappacosta	114,130	*	114,130	-	*
Attilio Angelini	65,117	*	35,117	30,000	*
John M. Boylston, Trustee of The Deborah A. Coleman Trust, dated April 26, 2006 (4)	79,013	*	79,013	-	*
Aart J. de Geus Separate Property Trust U/A/D 09/09/99 (5)	108,667	*	108,667	-	*
Sundance Living Trust U/A/D 1/17/02 (6)	143,784	*	143,784	-	*
The Ezio Valdevit Revocable Trust (7)	304,306	*	111,399	192,907	*
Jones-Wagner Family LLC (8)	40,503	*	14,827	25,676	*

*Less than one percent.

(1)	Assumes that the selling stockholders will sell all of the common stock offered pursuant to this prospectus.

(2)	Isabella and Ugo Conti have voting and investment authority over the shares of common stock to be sold in this offering.

(3)	Mark Gunderson has voting and investment authority over the shares of common stock to be sold in this offering.

(4)	John M. Boylston has voting and investment authority over the shares of common stock to be sold in this offering.

(5)	Aart J. De Geus has voting and investment authority over the shares of common stock to be sold in this offering.

(6)	David Hitz has voting and investment authority over the shares of common stock to be sold in this offering.

(7)	Ezio Valdevit has voting and investment authority over the shares of common stock to be sold in this offering.

(8)	Michael Jones has voting and investment authority over the shares of common stock to be sold in this offering.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales;

● in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Notwithstanding anything to the contrary in this plan of distribution, selling stockholders who are also our employees remain subject to the terms, conditions and restrictions of our corporate policies and procedures, including without limitation, our insider trading policy.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated balance sheets of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2023 and 2022 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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OCEAN POWER TECHNOLOGIES

2,403,846 Shares of Common Stock

PROSPECTUS

September 28, 2023